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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC   20549






                               FORM 8-K



                            CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of Earliest Event Reported) - February 23, 1995



                       Commission File No. 1-3548




                    MINNESOTA POWER & LIGHT COMPANY
                         A Minnesota Corporation
               IRS Employer Identification No. 41-0418150
                         30 West Superior Street
                        Duluth, Minnesota   55802
                        Telephone - (218) 722-2641

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Item 5.  Other Events.

MINNESOTA POWER & LIGHT COMPANY AND ADESA ANNOUNCE DEFINITIVE MERGER AGREEMENT

     Minnesota Power & Light Company (MPL-NYSE) and ADESA Corporation (SOLD-NASDAQ) today announced that their respective boards of directors approved and the parties have signed a definitive merger agreement.

     On January 5, 1995, Minnesota Power and ADESA jointly announced that they had entered into a letter of intent outlining terms of a merger under which ADESA will become an 80 percent-owned subsidiary of Minnesota Power & Light Company. Pursuant to the proposed merger, all shareholders of ADESA, other than certain officers with respect to a portion of their shares, will receive
$17.00 in cash for each share of their ADESA common stock. The merger is subject to approval by ADESA's shareholders and the satisfaction of various other customary conditions.

     ADESA Corporation owns and operates auto auctions and performs related services, through which used cars and other vehicles are sold to franchised automobile dealers and licensed used car dealers.

     Minnesota Power is a diversified utility company headquartered in Duluth, Minnesota.
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                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                        Minnesota Power & Light Company
                                   -------------------------------------------
                                                 (Registrant)






February 23, 1995                                D. G. Gartzke
                                   -------------------------------------------
                                                 D. G. Gartzke
                                        Senior Vice President - Finance
                                          and Chief Financial Officer

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